Exhibit 21.1

ALLIANCE BANCSHARES CALIFORNIA

LIST OF SUBSIDIARIES

Alliance Bancshares California

Capital Trust 1

Culver City, CA

Alliance Bank

Culver City, CA

Lexib Corporation

Culver City, CA